Exhibit 10.3

                                     WAIVER


                  WAIVER AGREEMENT, effective as of April 10, 2007 (the "Waiver"), with respect to that certain Loan Agreement, dated as of March 22, 2004, between Optionable, Inc., a Delaware corporation (the "Borrower") and Mark Nordlicht, an individual (the "Lender") (the "Loan Agreement").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower and the Lender are parties to the Loan Agreement;

                  WHEREAS, Section 2.b.2 of the Loan Agreement provides, in part, that following the first financing, the Borrower shall prepay Lender a certain portion of the Loan (as defined in the Loan Agreement) and shall begin to pay interest on the remaining unpaid balance;

                  WHEREAS, the Borrower and the Lender are parties to a Stock and Warrant Purchase Agreement, dated as of April 10 , 2007, (the "Stock and Warrant Purchase Agreement") by and among the Borrower, the Lender, NYMEX Holdings, Inc. ("NYMEX"), Edward O'Connor, through Ridgecrest Capital, Inc., a New York corporation and Kevin Cassidy, through Pierpont Capital, Inc., a New York corporation; and

                  WHEREAS, Section 8.2(e) of the Stock and Warrant Purchase Agreement provides that the execution and delivery by Lender of this Waiver is a condition to NYMEX's obligation to close the transactions contemplated by the Stock and Warrant Purchase Agreement; and

                  WHEREAS, closing of the transactions contemplated by the Stock and Warrant Purchase Agreement will confer substantial benefits upon both the Borrower and the Lender;

                  NOW THEREFORE, in consideration of the premises, the mutual covenants contained herein and the benefits to be conferred upon each as a result of the closing of the transactions contemplated by the Stock and Warrant Purchase Agreement, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement when used herein.

                  2. Waiver to Loan Agreement. The Lender hereby waives any requirement under the Loan Agreement (a) that the Company make any prepayment of principal thereunder, or (b) that the Company begin to pay interest thereunder, as a result of any exercise or exercises of the Warrant (as defined in the Stock and Warrant Purchase Agreement).

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                  3. Conditions to Effectiveness. This Waiver shall be effective on the date when the Stock and Warrant Purchase Agreement shall have been executed by the parties thereto (the "Waiver Effective Date").

                  4. Miscellaneous.

                           (a) Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the laws, rules or principles of such State regarding conflicts of laws (other than Section 5-104 of the General Obligations Laws of the State of New
         York).

                           (b) Benefit Assignment. This Waiver shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Neither Borrower nor Lender may assign any of their respective rights or delegate any of their respective duties under this Waiver without the prior written consent of the other party and any assignment or delegation of this Waiver by either party without the prior written consent of the other party shall be void.

                           (c) Third Party Beneficiaries. NYMEX shall be a third party beneficiary of the waiver by Lender set forth in Section 2 of this Waiver.

                           (d) Severability; Reformation. If a court of competent jurisdiction determines that any provision of this Waiver is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Waiver which shall remain in full force and effect in the same manner and to the same extent as if the invalid, unenforceable or illegal provision had not been contained in this Waiver. If any such invalidity, unenforceability or illegality of a provision of this Waiver becomes known or apparent to any of the parties, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Waiver generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Waiver generally.

                           (e) Headings. The headings set forth in this Waiver have been inserted for convenience of reference only, shall not be considered a part of this Waiver and shall not limit, modify or affect in any way the meaning or interpretation of this Waiver.

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                           (f) Amendments and Modifications. No addition to, and
         no cancellation, renewal, extension, modification or amendment of, this Waiver shall be binding upon any party unless such addition, cancellation, renewal, extension, modification or amendment is expressly set forth in a written instrument which is executed and delivered by all of the parties hereto by authorized representatives of each party.

                           (g) Waiver. No waiver of any provision of this Waiver shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an authorized representative of such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for a period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent expressly so waived, impair, limit or restrict the exercise of such right, power or remedy.

                           (h) Counterparts. This Waiver may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                            [Execution Page Follows]

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                  IN WITNESS WHEREOF, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                   OPTIONABLE, INC.,
                                   as Borrower


                                    By:  /s/ Kevin P. Cassidy
                                             -----------------
                                    Name: Kevin P. Cassidy
                                    Title: CEO


                                    MARK NORDLICHT,
                                    as Lender


                                    By: /s/ Mark Nordlicht
                                            ----------------
                                    Name:   Mark Nordlicht
















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